UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2006

Oracle Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51788	54-2185193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On August 15, 2006, the Compensation Committee of the Board of Directors approved a cash payment of $42,400 to H. Raymond Bingham, a director of Oracle, for his service during fiscal year 2006 as Chair of the Nomination and Governance Committee (the “Governance Committee”) of the Board of Directors.

Generally, under the Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan (the “Directors’ Plan”), the Chair of the Governance Committee would receive an option to purchase 10,000 shares of our common stock on May 31st of each year, subject to having served on the Governance Committee for at least 12 months. Mr. Bingham became Chair of the Governance Committee on August 1, 2005, had served 10 months in this position during fiscal year 2006 and did not receive a stock option grant under the Directors’ Plan for such service on May 31, 2006 since he had not been a member of the Governance Committee for at least 12 months on that date. Therefore, the Compensation Committee approved this cash payment to Mr. Bingham as compensation for his service during fiscal year 2006 as Chair of the Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Date: August 21, 2006	By:	/s/ Safra A. Catz
	Name:	Safra A. Catz
	Title:	President and Chief Financial Officer